Exhibit 99.1

omniQ receives an Approximately $10 Million Purchase Agreement for Intelligent Healthcare Carts (IHC) from Israel’s Ministry of Health.

●	A five year supply agreement for Intelligent Healthcare Carts to be deployed in over 20 Prestigious Medical Centers.

●	Dynamic Computer Solution includes Sensors, Automated Patient Identification, Diagnostic Equipment, Communication Tools.

●	The Ministry of Health order follows the previously announced award for $11M with the Ministry of Finance.

SALT LAKE CITY — omniQ Corp. (NASDAQ: OMQS) (“omniQ” or “the Company”), an object identification company providing Artificial Intelligence (AI)-based technology solutions today announced that Israel’s Ministry of Health has chosen omniQ’s wholly owned subsidiary Dangot Computers Ltd, to supply its Intelligent Healthcare Carts (IHC) providing safer and more efficient health care services to the people of Israel.

As the pioneer in IHCs, Dangot now provides computerized solutions with smart integrated systems to the majority of hospitals throughout Israel. This technology plays a crucial role in the patient experience and assists the healthcare provider in making accurate treatment decisions. The IHC integrates sensors, diagnostic equipment and automates patient identification all connected to a powerful computer that contains the patient files showing test results, prescription charts and more helps the healthcare provider make better treatment decisions.

Shai Lustgarten, CEO of omniQ commented, “We are honored to once again partner with the Israeli Ministry of Health, enabling state of the art health services to over 9 million patients throughout Israel. As omniQ is already a supplier to the largest US Pharmaceuticals and Healthcare equipment distributors, we believe Dangot’s innovative solutions are also a natural fit for the US markets. We look forward to leveraging our success globally and leveraging our strong sales team to penetrate the multi billion dollar US market”.

Haim Dangot, President of Dangot, commented: “Dangot’s Healthcare business has seen accelerated growth over the past 2 years. It has become clear that automation and computerized systems are essential for providing the most efficient service enabling real time information by patients’ beds and avoiding fatal errors.”

Following the additional award from the Israeli Ministry of Health, omniQ is clearly positioned as a trusted supplier of advanced technology that includes Intelligent Healthcare Carts, Diagnostic Panels, Que Management Kiosks and Covid19 related equipment.

About omniQ Corp.

omniQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

IR Contact

Koko Kimball

385-758-9241